SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 21, 2015
Date of Report (Date of earliest event reported)

FBR & CO.
 (Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1300 North Seventeenth Street
Arlington, VA 22209
 (Address of Principal Executive Office) (Zip Code)

(703) 312-9500
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 21, 2015, FBR & Co. (the “Company”) issued a press release announcing its earnings for the quarter ended March 31, 2015. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2015, the Board of Directors (the “Board”) of the Company appointed William F. Strome to the Board’s Audit Committee and its Compensation Committee.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2015, the Board of Directors of the Company approved amendments to the Bylaws of the Company.  The amendments: (1) set the number of current directors at six and, in conformance with a change to Virginia law, eliminate the limitation on the Board’s authority to increase or decrease the size of the Board beyond 30% of the current number of directors between shareholder meetings; and (2) update the address of the Company’s principal office location in Arlington, Virginia.  A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and exhibits.

Exhibits.

3.1	Amended and Restated Bylaws of FBR & Co.
99.1	FBR & Co. Press Release dated April 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.

Date: April 21, 2015	By:	/s/ Bradley J. Wright
Bradley J. Wright Executive Vice President and Chief Financial Officer